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                                 (LETTERHEAD)


                          CONSENT OF INDEPENDENT
                       CERTIFIED PUBLIC ACCOUNTANTS


As  independent   certified  public  accountants,   we  hereby  consent  to  the
incorporation by reference in the Prospectus of our reports dated:


     REPORT DATE:          FINANCIAL STATEMENTS OF:
     ------------          ------------------------

     October 18, 1996      NR Holdings, Inc. and Subsidiary


and to the reference made to our firm under the caption "Experts" included in or made part of this S-3 Registration Statement.



                                       /s/  AJ. Robbins, P.C.
                                       --------------------------------
                                       AJ. Robbins, P.C.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                       AND CONSULTANTS


Denver, Colorado
February 9,1998